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                                                                      Exhibit 21

                              KPMG Consulting, Inc.

                                Subsidiaries List

512931 N.B., Inc. (Canada)

Barents European Holdings, LLC (DE)

Barents Group (Europe) Limited (UK)

Barents Group Australia Pty. (Australia)

Barents Group Egypt (Ltd.) (Egypt)

Barents Group LLC

Barents Group Russia, LLC (DE)

Barents Int'l Markets B.V. (Netherlands)

Global Consulting Delaware LLC

Grupo Barents Limitada (El Salvador)

Guam Systems Consulting, LLC (Guam)

i2Midlantic, LLC (DE)

i2Northwest, LLC (DE)

K Consulting China WOFE

K Consulting Southeast Asia (DE)

K Consulting Co. Ltd. (Thailand)

K Consulting (Shanghai) Ltd. (China)

KCA Holdings, LLC (DE)

KCI Canada Holdings I, Inc. (Canada)

KCI Canada Holdings II, Inc. (Canada)

KCI Funding Corporation (DE)

KCIN Capital LLC (DE)

KCIN Global Consulting Caymans I (Cayman Islands)

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KCIN Global Consulting Caymans II (Cayman Islands)

KCI Pte. Ltd. (Singapore)

KPMG (Asia Pacific) Pte. Ltd. (Singapore)

KPMG Consultants N.V. (Surinam)

KPMG Consulting (Asia Pacific) Limited (BVI)

KPMG Consulting (ASPAC) Sdn Bhdn (Malaysia)

KPMG Consulting Americas (Colombia)

KPMG Consulting Americas, Inc. (DE)

KPMG Consulting (Netherlands Antilles) N.V. (Netherlands Antilles)

KPMG Consulting Company Limited (Japan)

KPMG Consulting Israel, LLC (DE)

KPMG Consulting LP Groupe-Conseil KPMG S.E.C. (Canada)

KPMG Consulting Mexico SRL (Mexico)

KPMG Consulting New Zealand, Limited (New Zealand)

KPMG Consulting S.A, (Brazil)

KPMG Consulting SA (Peru)

KPMG Consulting, Inc. (Korea)

KPMG Consulting, Inc. (Panama)

KPMG Consulting, LLC (DE)

KPMG Consultores (Costa Rica)

KPMG Consultores, S.A. (Argentina)

KPMG Consultoria SA (Guatemala)

KPMG Enterprise Holdings, LLC (DE)

KPMG Enterprises Integration Services LLC (DE)

KPMG Information Technology N.V. (Aruba)

KPMG Information Technology N.V. (Curacao)

KPMG Ireland 2000 Limited (Bermuda)

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KPMG Management Consulting N.V. (Aruba)

KPMG Management Consulting N.V. (Curacao)

KPMG Peat Marwick Consultants SA (Venezuela)

KPMG South Pacific LLC (DE)

KPMG-Versa Systems, Inc. (Canada)

Metrius, Inc. (CA)

OAD Acquisition Corp. (DE)

OAD Group, Inc. (CA)

Peatmarwick, Inc. (NY)

Peloton Holdings, LLC (DE)

PT Barents Indonesia (Indonesia)

Softline Acquisition Corp. (DE)

Softline Consulting and Integrators, Inc. (DE)

The Web Ltd. (New Zealand)